UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2023

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No.2 to Semiconductor Patent License Agreement

On March 31, 2023, Rambus Inc. (“Rambus”) and SK hynix Inc. (“SK hynix”) entered into Amendment No. 2 (the “Second Amendment”) to their Semiconductor Patent License Agreement, with an effective date of July 1, 2013 (as amended by the Amendment No. 1 to Semiconductor Patent License Agreement, dated June 17, 2015 the “SPLA,” and as further amended by the Second Amendment, the “Amended SPLA”). The Second Amendment will be effective on July 1, 2024.

Under the Amended SPLA, Rambus has extended the duration of SK hynix’s term product license for memory and semiconductor products for an additional ten years until July 1, 2034. Rambus has also provided SK hynix with the right to obtain a license for the lives of Rambus patents that Rambus transfers, assigns, or exclusively licenses to any third-party before the expiration or termination of the Amended SPLA, subject to payment of certain consideration. The Amended SPLA also adds coverage for SK hynix’s acquisition of Intel’s NAND flash business, including its Solidigm subsidiary.

Under the Amended SPLA, starting in the third calendar quarter of 2024, there will be a new mechanism to calculate SK hynix’s quarterly cash payments to Rambus. Such payments are variable, start higher with an adjustment lower in 2029 and, absent certain acquisitions, are expected to result in an average quarterly payment of approximately $11,000,000 USD, which equates to approximately $440,000,000 USD over the extended term of the agreement beginning July 1, 2024 and ending July 1, 2034. The Amended SPLA also provides for an increase in the quarterly cash payments if SK hynix completes certain acquisitions as described in the Amended SPLA. In addition, under the Amended SPLA, the payment calculations may require good faith negotiation and mediation in the event of certain market factors, including but not limited to, the timing, scope, and royalty rates paid by certain third parties to Rambus for use of its patented inventions.

Except as otherwise specifically referenced in the Second Amendment, all other terms and conditions of the SPLA will remain in effect.

The foregoing descriptions of the Second Amendment are qualified in their entirety by reference to the full text of the Amendment, which Rambus intends to file with the Securities and Exchange Commission (the “SEC”) as an exhibit to the applicable periodic report. Rambus also intends to seek confidential treatment for certain terms of the Amendment in connection with the filing of such agreement in accordance with the procedures of the SEC.

A copy of the joint press release issued by Rambus and SK hynix relating to the matters discussed above is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Rambus Inc., dated April 4, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	Rambus Inc.

/s/ Desmond Lynch
Desmond Lynch, Senior Vice President, Finance and Chief Financial Officer